Exhibit 10.1

SUBSCRIPTION AGREEMENT

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with A123 Systems, Inc., a Delaware corporation (the “Company”), as follows:

1.             This Subscription Agreement, including the Terms and Conditions for Purchase of Shares  and Warrants attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.             The Company has authorized the offering, sale and issuance (the “Offering”) to certain investors of (i) up to an aggregate of 7,692,308 Shares (each, a “Share,” and, collectively, the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), (ii) one warrant to purchase shares of Common Stock in substantially the form of Exhibit A, annexed to the Preliminary Prospectus Supplement (as defined below) (“Series A Warrant”) and (iii) one warrant to purchase shares of Common Stock in substantially the form of Exhibit B, annexed to the Preliminary Prospectus Supplement (as defined below) (the “Warrant,” and, together with the Series A Warrant, the “Warrants”), for a purchase price of $1.30 per Share and $0.01 in the aggregate per Warrant (the “Purchase Price”).  The Shares and Warrants will be issued separately.  The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Shares and the Warrants, are referred to herein as the “Securities”).

3.             The offering and sale of the Securities are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-173122) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) a Preliminary Prospectus Supplement dated July 5, 2012 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) containing certain supplemental information regarding the Shares and Warrants, the terms of the Offering and the Company that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission), (c) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof  (the “Issuer Free Writing Prospectus”), containing pricing and related information, and (d) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and Warrants, the terms of the Offering and the Company that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.             The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex I), the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below and the Warrants for the aggregate purchase price set forth below.  The Shares and Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Shares and Warrants attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by Lazard Capital Markets LLC (the “Placement Agent” or “LCM”) and that there is no minimum offering amount.

5.                                      The manner of settlement of the Shares purchased by the Investor shall be as follows:

Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date (as defined in Section 3 of Annex I)), the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by American Stock Transfer & Trust Co. (the Company’s “Transfer Agent”) to the Investor through DTC at the applicable Closing directly to the account(s) identified by the Investor.  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL NOTIFY LCM OF THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES PURCHASED BY SUCH INVESTOR, AND

NO LATER THAN THE CLOSING DATE, THE INVESTOR SHALL CONFIRM THAT THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE (LESS THE AMOUNT OF ANY FEE REIMBURSEMENT) FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

6.                                      The executed Warrants purchased by the Investor shall be delivered physically in accordance with the terms set forth in Annex I.

7.                                      The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares and Warrants, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.                                      The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Preliminary Prospectus, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional pricing and related information regarding the Offering (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Preliminary Prospectus Supplement, Prospectus Supplement, a free writing prospectus and oral communications.

9.                                      The Investor hereby waives, solely with respect to the Offering, the covenant of the Company under Section 4(n) of the Amended and Restated Securities Purchase Agreement, dated May 23, 2012 (the “May Securities Purchase Agreement”), by and among the Company, the Investor and the other buyers party thereto.  The Investor represents and warrants that it continues to hold all of the Registrable Securities (as such term is defined in the May Securities Purchase Agreement) it acquired as part of the May Securities Purchase Agreement (other than Notes issued pursuant to the May Securities Purchase Agreement that have been amortized in accordance with their terms).

10.          No offer by the Investor to buy Shares or Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received or has public access to the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or LCM on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

11.          The Company acknowledges that the only material non-public information relating to the Company or the Company’s subsidiaries that the Company, its subsidiaries, or any of their respective officers, directors, employees or agents (including LCM) has provided to the Investor prior to the date hereof is the existence of the Offering, which will be disclosed in an 8-K filed with the SEC no later than 9:30 a.m. on the first Trading Day (as defined in the Warrants) after execution of this Agreement.

Number of Shares:

Purchase Price Per Share:  $1.30

Purchase Price Per Warrant:  $0.01

Warrants:  As set forth in Exhibit A and B of the Preliminary Prospectus Supplement

Aggregate Purchase Price:  $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: July 5, 2012

INVESTOR
By:
Print Name:
Title:
Address:

Agreed and Accepted

this 5th  day of July, 2012:

A123 SYSTEMS, INC.

By:
Name: David Prystash
Title: Chief Financial Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANTS

1.             Authorization and Sale of the Shares and Warrants.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares and the Warrants.

2.             Agreement to Sell and Purchase the Shares and Warrants; Placement Agent.

2.1          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares and Warrants are attached as Annex I (the “Signature Page”) and the Warrants, for the aggregate purchase price therefor set forth on the Signature Page (less the amount of any fee reimbursement contemplated hereby).

2.2            Investor acknowledges that the Company has agreed to pay Lazard Capital Markets LLC (“LCM” or the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Shares and Warrants to the Investor.

2.3          The Company has entered into a Placement Agent Agreement, dated July 5, 2012 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Company’s Form 8-K filed with the Commission in accordance with Section 11 of the Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.             Closings and Delivery of the Shares, Warrants and Funds.

3.1          (a)           Closing.  The completion of the purchase and sale of the Shares and Warrants (the “Closing”) shall occur at a place to be specified by the Company and the Placement Agent on July 10, 2012 (the “Closing Date”), and of which the Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (i) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (ii) the Company shall cause to be delivered to the Investor a Warrant in the form of Exhibit A, annexed to the Preliminary Prospectus Supplement and a Warrant in the form of Exhibit B, annexed to the Preliminary Prospectus Supplement, and (iii) the aggregate purchase price for the Shares and Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

(b)           Immediate Exercise of Series A Warrant at Closing.  Notwithstanding anything to the contrary in this Subscription Agreement or the Series A Warrant, the Company understands and agrees that the Investor has unconditionally and irrevocably elected to exercise the Series A Warrant in full on a cashless basis immediately after the Closing on the Closing Date and the Company unconditionally agrees to issue and deliver to the Investor the number of shares of Common Stock issuable upon the full exercise of such Warrant no later than 4:00 p.m. on July 12, 2012.  The Company further agrees that time shall be of the essence with respect to its obligation under this Section 3.1(b).

3.2          Conditions to the Obligations of the Parties.

(a)           Conditions to the Company’s Obligation to Sell Shares and Warrants.  The Company’s obligation to issue and sell the Shares and Warrants to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and Warrants being purchased hereunder as set forth on the Signature Page (less the amount of any fee reimbursement contemplated hereby) and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligation to Purchase Shares and Warrants.  The Investor’s obligation to purchase the Shares and Warrants will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor understands and agrees that, in the event that LCM in its reasonable discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3          Delivery of Funds — Shares and Warrants.

Delivery Versus Payment through The Depository Trust Company.  No later than the Closing Date, the Investor shall confirm that the account or accounts to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares and Warrants being purchased by the Investor (less the amount of any fee reimbursement contemplated hereby).

3.4          Delivery of Shares and Warrants.

No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify LCM of the account or accounts to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) identified by Investor.  Also on the Closing Date, the Company (i) will cause physical certificates of each Warrant purchased by the Investor to be delivered by overnight courier directly to the Investor or at such other place as the Investor may direct and (ii) deliver an electronic copy of each of the executed Warrants of the Investor to the email address set forth as Item 9 on the Investor’s Questionnaire.

4.             Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1          The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and Warrants, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares and Warrants set forth on the Signature Page, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2          (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares and Warrants, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares and Warrants, except as set forth or incorporated by reference in the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or any free writing prospectus.

4.3          (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4          The Investor understands that nothing in this Agreement, the Preliminary Prospectus Supplement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares and Warrants constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and Warrants.  The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop.  In addition, the Company does not intend to apply for listing the Warrants on any securities exchange.  Without an active market, the liquidity of the Warrants will be limited.

4.5  Since the date on which the Placement Agent first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchase or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).  The Investor covenants that it will not engage in any purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement with respect to the sale of the Shares and Warrants are publicly disclosed.  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation, warranty or covenant, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.  The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.             Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor until such time as the Warrants can no longer be exercised.  The Placement Agent and Lazard Fréres & Co. shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Sections 3.1(b), 3.2(c) and 4 hereof.

6.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)       if to the Company, to:

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Attention: David Prystash, Chief Financial Officer

Facsimile:  (617) 924-8910

With copies to (which shall not constitute notice):

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Attention: Eric Pyenson, Vice President & General Counsel

Facsimile:  (617) 924-8910

Latham & Watkins LLP

200 John Hancock Tower, 20th Floor

Clarendon Street

Boston, MA 02116

Attention: Susan Mazur, Esq.

Facsimile: (617) 948-6001

(b)                   if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(c)                                  if to the Placement Agent, to:

Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Attention: General Counsel

Facsimile: (212) 830-3615

7.             Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.          Confirmation of Sale.  The Investor acknowledges and agrees that, subject to the satisfaction of closing conditions, such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares and Warrants to such Investor.

13.          Press Release.  The Company and the Investor agree that the Company shall issue a press release and file a Form 8-K announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.          Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

15.          Prohibition on Stock Events.  The Company shall not effect any Stock Event (as defined in the Warrants) prior to Closing.

16.          [Fees.  The Company shall reimburse the Investor or its designee(s) for all reasonable legal fees and expenses incurred in connection with the transactions contemplated hereby (including with respect to the documentation and implementation thereof) up to a maximum of $35,000, which may be withheld by the Investor from its aggregate Purchase Price at the Closing to the extent not previously reimbursed by the Company.] [Lead investor only]

EXHIBIT A

A123 SYSTEMS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

9.	Electronic mailing address for electronic delivery of the Warrants: